Exhibit 1.1

15,950,000 Shares

PBF Energy Inc.

CLASS A COMMON STOCK $0.001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

June 6, 2013

June 6, 2013

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Certain shareholders named on Schedule I hereto (the “Selling Shareholders”) of PBF Energy Inc., a Delaware corporation (the “Company”), propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 15,950,000 shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Firm Shares”).  The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 2,392,500 shares of its Class A Common Stock, $0.001 par value per share (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of Class A Common Stock, $0.001 par value per share of the Company, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

In connection with the consummation of the offering contemplated by this agreement, pursuant to the terms of the Exchange Agreement described in the Prospectus, Blackstone and First Reserve will exchange up to 18,342,500 Series A Units (the “Series A Units”, and together with the Series B Units of PBF LLC and the Series C Units of PBF LLC, the “Units”) of PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”), subject to the completion of the offerings contemplated by this agreement, for an equivalent number of shares of Class A Common Stock.  Prior to the Closing Date (as defined below) and following receipt of the applicable exchange notice contemplated by the Exchange Agreement from each of Blackstone and First Reserve, the Company will issue the Firm Shares to the Selling Shareholders, and, if the Underwriters exercise their option to purchase Additional Shares as provided in Section 3 hereof, prior to each Option Closing Date (as defined below), the Company will issue the Additional Shares then being purchased to the Selling Shareholders (in each case, subject to the interests of the holders of Series B Units of PBF LLC in certain of those Shares). The shares of Class A Common stock to be received by the Selling Shareholders are being sold pursuant to this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) incorporated or deemed incorporated by reference into the registration statement pursuant to Item 12 of Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) or deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the information and/or documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-1 under the Securities Act.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company and PBF LLC.  The Company and PBF LLC, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           Each of the Company and PBF LLC has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company, PBF LLC and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(e)           Each subsidiary of the Company and PBF LLC has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the entity power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company and PBF LLC have been duly and validly authorized and issued, and are, to the extent applicable, fully paid and non-assessable and are owned directly or indirectly by the Company or PBF LLC, as applicable, free and clear of all liens, encumbrances, equities or claims except as set forth in the Time of Sale Prospectus.

(f)           This Agreement has been duly authorized, executed and delivered by the Company and PBF LLC.

(g)           The authorized capital stock of the Company and PBF LLC upon completion of the offering contemplated by the Prospectus conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)           The shares of Common Stock outstanding prior to the sale of the Shares to be sold by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.

(i)           The Shares to be sold by the Selling Shareholders have been duly authorized and, when issued to the Selling Shareholders upon exchange in accordance with the Exchange Agreement described in the Prospectus and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights by or on behalf of the Company.

(j)           All of the issued and outstanding Units of PBF LLC have been duly and validly authorized and issued. Except as otherwise described in the Time of Sale Prospectus and in the Prospectus, (x) the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, the PBF LLC Series C Units held by the Company  and (y) PBF LLC owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock or other equity interests of its subsidiaries, except, in each case, for security interests, claims, liens, proxies, equities or other encumbrances as would not reasonably be expected to have a Material Adverse Effect.  Except as described in the Time of Sale Prospectus and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company, PBF LLC or any of its subsidiaries any shares of the capital stock or other equity interests of the Company or PBF LLC or, except as would not reasonably be expected to have a Material Adverse Effect, any of its subsidiaries.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(k)           The execution and delivery by the Company and PBF LLC of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of PBF LLC, (iii) any agreement or any other instrument binding upon the Company, PBF LLC or any of its subsidiaries that is material to the Company, PBF LLC and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, PBF LLC or any subsidiary, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, be expected to result in a Material Adverse Effect.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or PBF LLC of its obligations under this Agreement, except (i) the order of the Commission declaring effective the Registration Statement, (ii) as have been obtained or made (or will be prior to the Closing Date) by the Company, (iii) such as may be required by (A) the securities or Blue Sky laws of the various states, (B) the New York Stock Exchange (“NYSE”) or (C) the Financial Industry Regulatory Authority, Inc. (“FINRA”), in connection with the offer and sale of the Shares, (iv) as disclosed in the Time of Sale Prospectus and (v) such consents, approvals, authorizations, orders, registrations and filings the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(l)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, PBF LLC and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)           Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)           Neither the Company nor PBF LLC is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)           Except as disclosed in the Time of Sale Prospectus and the Prospectus, (a)(i) neither the Company, PBF LLC nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage or Release or threat of Release of Hazardous Materials, to the protection or restoration of the Environment, to health and safety including as such relates to exposure to Hazardous Materials (collectively, “Environmental Laws”), (ii) neither the Company, PBF LLC nor any of its subsidiaries owns, occupies, operates or uses any property that to its knowledge requires any response or other corrective action pursuant to any Environmental Law, (iii) neither the Company, PBF LLC nor any of its subsidiaries is conducting or funding any investigation, response or other corrective action or monitoring of actual or suspected Hazardous Materials at any site or facility, nor is any of them a  party to any order, judgment, decree, contract or agreement which imposes any obligation or liability on any of them under any Environmental Law, (iv) neither the Company, PBF LLC nor any of its subsidiaries is liable or allegedly liable for any release or, to its knowledge, threatened Release of Hazardous Materials, including at any off-site treatment, storage or disposal site, (v) neither the Company, PBF LLC nor any of its subsidiaries has received written notice of any claim, action, suit, investigation or proceeding by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Materials which is pending, or to their knowledge is any such claim, action, suit, investigation or proceeding threatened, and (vi) the Company, PBF LLC and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) - (vi) such as would not individually or in the aggregate have a Material Adverse Effect and (b) to the knowledge of the Company and PBF LLC, there are no past or present actions, conditions or occurrences, including the Release or threat of Release of Hazardous Materials that would reasonably be expected to result in a violation of or liability under any Environmental Law that would have a Material Adverse Effect.  For purposes of this subsection “Hazardous Materials” means (A) petroleum and petroleum products, by-products or breakdown products, natural gas and natural gas liquids, coal ash, radioactive materials, asbestos and asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material, substance, waste, pollutant or contaminant in any form regulated under Environmental Laws; “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment, or into, from or through any building, structure or facility; “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface or subsurface strata, and natural resources such as wetlands, flora and fauna.

(p)           Except for rights that have been waived in writing or as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no contracts, agreements or understandings between the Company or PBF LLC and any person granting such person the right to require the Company or PBF LLC to file a registration statement under the Securities Act with respect to any securities of the Company or PBF LLC or to require the Company or PBF LLC to include such securities with the Shares registered pursuant to the Registration Statement (“Registration Rights”), and (ii) any person to whom the Company or PBF LLC has granted Registration Rights and who has the right to exercise such rights prior to the expiration of the Lock-Up Period (as defined below) has agreed not to exercise such rights until after expiration of the Lock-Up Period.

(q)           The operations of the Company, PBF LLC and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, PBF LLC and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, PBF LLC or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and PBF LLC, threatened.

(r)           Neither the Company, PBF LLC nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s or PBF LLC’s knowledge, any agent, affiliate or representative of the Company, PBF LLC or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(s)           For the past 5 years, the Company, PBF LLC and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t)           Neither the Company, PBF LLC nor any of its subsidiaries, officers, or employees, or to the Company’s or PBF LLC’s knowledge, affiliates, directors, agents, or representatives of the Company, PBF LLC or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage and, the Company, PBF LLC or any of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u)           Except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company, PBF LLC and its subsidiaries taken as a whole have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Company nor PBF LLC has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the issuance of shares of Class A Common Stock upon the grant of awards under existing equity incentive plans described in the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company, PBF LLC and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v)           Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company, PBF LLC and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear of all liens, charges, encumbrances and defects, except for such liens, charges, encumbrances and defects (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as would not materially adversely affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company, PBF LLC and its subsidiaries hold any material leased real or personal property under valid and enforceable leases, with such exceptions that would not materially adversely interfere with the use made or to be made thereof by them.

(w)           The Company, PBF LLC and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them or presently employed by them, except where the failure to own or possess such rights would not result, individually or in the aggregate, in a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, PBF LLC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x)           No labor dispute with the employees of the Company, PBF LLC or any of its subsidiaries exists or, to the knowledge of the Company or PBF LLC, is imminent that would have a Material Adverse Effect.

(y)           Except as described in the Time of Sale Prospectus, the Company, PBF LLC and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company, PBF LLC nor any of its subsidiaries has been refused any insurance coverage sought or applied for which refusal would reasonably be expected to have a Material Adverse Effect; and neither the Company, PBF LLC nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(z)           The Company, PBF LLC and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business described in the Time of Sale Prospectus, except where the failure to possess or be in compliance with the same would not, individually or in the aggregate result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, PBF LLC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(aa)           The Company, PBF LLC and its subsidiaries maintain a system of accounting controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company has not reported to the Board of Directors fraud involving management or other employees who have a significant role in accounting controls that would have a Material Adverse Effect.

(bb)           Except as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company, PBF LLC nor any of its subsidiaries is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period presented in the Time of Sale Prospectus and the Prospectus; or (ii) any fraud involving management or other employees who have a significant role in the system of internal controls maintained by the Company and its subsidiaries.  Except as set forth in the Time of Sale Prospectus and the Prospectus neither the Company’s nor PBF LLC’s independent auditors nor their respective internal auditors have recommended that the Company or PBF LLC, as applicable, review or investigate  adding to, deleting, changing the application of, or changing the Company’s or PBF LLC’s, as applicable, disclosure with respect to, any of the Company’s or PBF LLC’s, as applicable, material accounting policies.

(cc)           Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to the exchange agreement described in the Prospectus or employee benefit plans, equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd)           The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)           Except as will not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company, PBF LLC and each of its subsidiaries (each, a “Taxpayer”) has (A) timely filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof or have properly requested extensions thereof, and (B) paid all federal, state, local and foreign taxes (including any related interest, additions to tax and penalties) required to be paid by it, including in its capacity as a withholding agent, except as may be being contested in good faith.  Each Taxpayer has made adequate charges, accruals and reserves in accordance with GAAP in the most recent financial statements referred to in paragraph (hh) below in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of such Taxpayer has not been finally determined.  There is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Taxpayer or any of its properties or assets that will, individually or in the aggregate, result in a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(ff)           Any third-party statistical and market-related data included in Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company and PBF LLC believes to be reliable and accurate in all material respects.

(gg)           Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or, to the knowledge of the Company or PBF LLC, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, PBF LLC, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company, PBF LLC or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Company or PBF LLC to perform its obligations under this Agreement and that are not covered by an indemnity from a prior owner of the Company’s or its subsidiaries’ assets; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s or PBF LLC’s knowledge, contemplated.

(hh)           The financial statements included or incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the financial position of each of the Company, PBF LLC and Paulsboro Refining Company LLC and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Time of Sale Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(ii)           Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) the Company, PBF LLC and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, PBF LLC, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) to the knowledge of the Company and PBF LLC, each “multiemployer plan” (as defined in Section 4001 of ERISA), if any, to which the Company, PBF LLC, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA; (iii) no “reportable event” (as defined under Section 4043 of ERISA) for which notice has not been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any of the Company, PBF LLC, its subsidiaries or their ERISA Affiliates would have any material liability; (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, PBF LLC, its subsidiaries or any of their ERISA Affiliates; (v) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, PBF LLC, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (vi) neither the Company, PBF LLC, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 412, 4971, 4975 or 4980B of the Code; and (vii) each “employee benefit plan” established or maintained by the Company, PBF LLC, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, PBF LLC or such subsidiary is a member.

2. Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except, in the case of clauses (i) and (iii), for such conflicts as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except (A) such as may be required by the securities or Blue Sky laws of the various states or by FINRA or the NYSE in connection with the offer and sale of the Shares, (B) for the registration under the Act of the Shares, (C) such consents, approvals, authorizations, orders, registrations or qualifications that have been, or prior to the Closing Date will be, obtained or made and, (D) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to materially impair the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement.

(c) Such Selling Shareholder has valid title to the Units to be exchanged for Shares prior to the Closing Date or the Option Closing Date, as the case may be, pursuant to the exchange described herein, free and clear of all security interests, claims, liens, equities or other encumbrances other than as disclosed in the Time of Sale Prospectus and the Prospectus; upon the completion of the exchange described herein, such Selling Shareholder will have, on the Closing Date or the Option Closing Date, as the case may be, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances other than as disclosed in the Time of Sale Prospectus and the Prospectus; and such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law and (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC.

(e) (i) The Selling Shareholder Information (as defined below) contained in the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Selling Shareholder Information contained in the Prospectus or Time of Sale Prospectus does not and will not contain any untrue statement of a material fact and does not or will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;  it being understood and agreed that for all purposes of this Agreement, the only information furnished to the Company and the Underwriters by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto consists of such Selling Shareholder’s name and any information relating to such Selling Shareholders in the table (including the footnotes thereto) under the heading “Selling Stockholders” in the Time of Sale Prospectus and the Prospectus, and the “Selling Shareholder Information” for such Selling Shareholder shall be limited to such information.

3. Agreements to Sell and Purchase.  Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $26.19 per share (the “Purchase Price”), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholder as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,392,500 Additional Shares at the Purchase Price,  provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company and each Selling Shareholder hereby agree that, without the prior written consent of Morgan Stanley and Citigroup  on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or to the extent disclosed in the Time of Sale Prospectus, (c) the issuance by the Company of options or other stock-based compensation pursuant to equity compensation plans described in the Time of Sale Prospectus; provided that any officers or directors who are recipients thereof enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto with respect to the remaining 90-day restricted period or any extension thereof or, in the case of the issuance of options, such options do not become exercisable during the 90-day restricted period or any extension thereof, (d) (X) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the 90-day restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the 90-day restricted period or (Y) the transfer of shares of Class A Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of this Agreement, (e) as consideration for bona fide acquisitions, the issuance by the Company of up to an aggregate 10% of the shares of Common Stock (as adjusted for stock splits, stock dividends and other similar events after the date hereof) issued and outstanding as of the date of such acquisition agreement (assuming all Series A Units then outstanding are exchanged for newly issued shares of Common Stock of the Company on a one for one basis), provided that in the case of this clause (e), upon of receipt of securities, each recipient of such securities issued pursuant thereto shall sign and deliver a lock-up agreement in the form attached hereto as Exhibit A with respect to the remaining 90-day restricted period or any extension thereof, and the filing of a registration statement with respect thereto, (f) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of Common Stock issued or issuable under any equity compensation plan, or (g) the issuance of Class A Common Stock (including the Shares), and the filing of one or more registration statements on Form S-1 with the Commission with respect to the issuance or resale of such shares of Class A Common Stock, pursuant to the Exchange Agreement described in the Prospectus provided that in the case of this clause (g), any officers, directors or Selling Shareholders who are recipients of such securities issued pursuant thereto shall sign and deliver a lock-up agreement in the form attached hereto as Exhibit A with respect to the remaining 90-day restricted period or any extension thereof.  In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock except as otherwise set forth herein.  Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

4. Terms of Public Offering.  The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $27.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $.04374 a share under the Public Offering Price.

5. Payment and Delivery.  Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 12, 2013, or at such other time on the same or such other date, not later than June 19, 2013 as shall be agreed upon in writing by you and the Selling Shareholders.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than July 19, 2013 , as shall be agreed upon in writing by you and the Selling Shareholders.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.  The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations.  The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i)there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, PBF LLC or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

               (ii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, PBF LLC and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company and PBF LLC contained in this Agreement are true and correct as of the Closing Date and that the Company and PBF LLC have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion and/or negative assurance letter, as applicable, of Stroock & Stroock & Lavan LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)           The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters

(e)           The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may require.

(f)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of (i) Deloitte & Touche LLP, an independent registered public accounting firm with respect to the PBF LLC, and (ii) KPMG LLP, an independent registered public accounting firm with respect to Paulsboro Refining Company LLC, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and PBF LLC, the due authorization and issuance of the Additional Shares to the Selling Shareholders or the sale by the Selling Shareholders of the Additional Shares to be sold on such Option Closing Date and other matters related thereto.

7. Covenants of the Company and PBF LLC.  The Company and PBF LLC covenant with each Underwriter as follows:

(a)           To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation in any jurisdiction where it is not so subject.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Covenants of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Instruction letters and stock powers representing all of the Shares to be sold by such Selling Shareholders hereunder will be delivered to the Company’s transfer agent (along with any other necessary documentation, as required by such transfer agent, in each case) prior to the Closing Date or the Option Closing Date, as the case may be, which ensures that such Shares are able to be transferred pursuant to Section 3 hereof on the Closing Date or the Option Closing Date, as the case may be.

9. Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and PBF LLC, jointly and severally, agree with the Underwriters to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv)  all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, and the last paragraph of Section 13 below, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, road show expenses, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares.  Notwithstanding the foregoing or any other provision of this Agreement, the Selling Shareholders shall pay any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Shares, any fees and expenses of counsel for any Selling Shareholders or any other expenses incurred by the Selling Shareholders.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and PBF LLC and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution.

(a) The Company and PBF LLC, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and each selling agent of any Underwriter caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and each selling agent of any Underwriter caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to such Selling Shareholder’s Information.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, PBF LLC, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, PBF LLC and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company and PBF LLC and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, PBF LLC, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, PBF LLC and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Selling Shareholder shall have any liability under this Section 11, in the aggregate, in excess of such Selling Shareholder’s aggregate proceeds (less underwriting discounts and commissions, but before deducting expenses) received by it from the sale of Shares pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, PBF LLC and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, PBF LLC or any person controlling PBF LLC, or the Company, their officers or directors or any person controlling the Company or PBF LLC and (iii) acceptance of and payment for any of the Shares.

12. Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Selling Shareholders.  In any such case either you or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or PBF LLC or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or PBF LLC or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and PBF LLC and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their external counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and PBF LLC and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company and the Selling Shareholders or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders.  The Company and each Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:  Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 1 Sylvan Way, 2nd Floor, Parsippany, NJ  07054, Fax:  (973) 455-7562, Attention:  General Counsel, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, Fax:  (212) 806-6006, Attention:  Todd Lenson; and if to a Selling Shareholder, shall be delivered, mailed or sent to such Selling Shareholder as set forth under its name on Schedule I hereto.

Very truly yours,

PBF ENERGY INC.

By:	/s/ Jeffrey Dill
Name: Jeffrey Dill
Title: Senior Vice President, General Counsel, Secretary

PBF ENERGY COMPANY LLC

By:	/s/ Jeffrey Dill
Name: Jeffrey Dill
Title: Senior Vice President, General Counsel, Secretary

BLACKSTONE PB CAPITAL PARTNERS V
SUBSIDIARY L.L.C.

By:		Blackstone PB Capital Partners V L.P.,
its sole member

By:		Blackstone Management Associates V USS
L.L.C.,
its general partner

By:		BMA V USS L.L.C.,
its sole member

	By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE PB CAPITAL PARTNERS V-AC L.P.

By:		Blackstone Management Associates V USS
L.L.C.,
its general partner

By:		BMA V USS L.L.C., its sole member

	By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP V USS L.P.

By:		BCP V USS Side-by-Side GP L.L.C.,
its general partner

	By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP V-A USS SMD L.P.

By:		Blackstone Family GP L.L.C.,
its general partner

	By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

BLACKSTONE PARTICIPATION
PARTNERSHIP V USS L.P.

By:		BCP V USS Side-by-Side GP L.L.C.,
its general partner

	By:	/s/ David I. Foley
Name: David I. Foley
Title: Senior Managing Director

FR PBF HOLDINGS LLC

By:	FR XII PBF Holdings LLC, its Sole Member

	By:	/s/ Timothy Day
Name: Timothy Day
Title: Managing Director

FR PBF HOLDINGS II LLC

By:	FR XII PBF Holdings LLC, its Sole Member

	By:	/s/ Timothy Day
Name: Timothy Day
Title: Managing Director

Accepted as of the date hereof
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Pawan Passi
Name: Pawan Passi
Title: Executive Director

Citigroup Global Markets Inc.

By:	/s/ Jason Howard
Name: Jason Howard
Title: Vice President

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold

Blackstone PB Capital Partners V Subsidiary L.L.C. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	6,600,828.15
Blackstone PB Capital Partners V-AC L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	1,182,772.48
Blackstone Family Investment Partnership V USS L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	36,408.23
Blackstone Family Investment Partnership V-A USS SMD L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	138,262.76
Blackstone Participation Partnership V USS L.P. c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154	16,728.38
FR PBF Holdings LLC c/o First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830	1,971,421.97
FR PBF Holdings II LLC c/o First Reserve Corporation, One Lafayette Place, Greenwich, CT 06830	6,003,578.03

Total:	15,950,000

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	3,907,750

Citigroup Global Markets Inc.	3,907,750

Credit Suisse Securities (USA) LLC	2,392,500

Deutsche Bank Securities Inc.	2,392,500

UBS Securities LLC	1,595,000

Barclays Capital Inc.	558,250

Wells Fargo Securities, LLC	558,250

Scotia Capital (USA) Inc.	159,500

Simmons & Company International	159,500

Tudor, Pickering, Holt & Co. Securities, Inc.	159,500

Natixis Securities Americas LLC	159,500

Total:	15,950,000

II-1

SCHEDULE III

TIME OF SALE PROSPECTUS

1.           Preliminary Prospectus issued June 3, 2013.

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

____________, 20__

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citigroup”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PBF Energy Inc., a Delaware corporation (the “Company”), PBF Energy Company LLC, a Delaware limited liability company (“PBF LLC”) and the Selling Shareholders, providing for a public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of its Class A Common Stock (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Citigroup on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Citigroup on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to:

(a)           transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph in connection with subsequent sales of such Common Stock or other securities;

(b)           transfers of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession, (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) not involving a change in beneficial ownership, or (v) if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary;

(c)           distributions of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock to any direct or indirect affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”)), current or former partners (general or limited), members or managers of the undersigned, as applicable, or to the estates of any such partners, members or managers, provided that in the case of any transfer or distribution pursuant to clauses (b) or (c), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph;

(d)           (x)  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period, or (y) the transfer of shares of Class A Common Stock executed under a trading plan by the undersigned pursuant to Rule 10b5-1 under the Exchange Act as existing on the date of the Underwriting Agreement;

(e)           the exercise by the undersigned of any outstanding warrants or the exercise or vesting of any equity awards pursuant to employee benefit plans or the sale of any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock underlying warrants or equity  awards as part of the cashless exercise of, or for the payment of tax withholdings on, such securities, in each case in connection with equity awards disclosed in the Time of Sale Prospectus or warrants held by the undersigned as of the date of this agreement in accordance with their terms;

(f)           the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(g)           any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or PBF LLC, pursuant to agreements under which the Company or PBF LLC has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

(h)           in the event of undue hardship, any transfer of shares after notice to, and with the prior written consent (not to be unreasonably withheld) of, Morgan Stanley and Citigroup; or

(i)           any transfer of Series A Units or Series B Units to the Company pursuant to the Exchange Agreement described in the Prospectus and the issuance by the Company of shares of Common Stock in connection therewith; provided that in the case of any transfer or distribution pursuant to this clause (i), each transferee shall sign and deliver a lock-up letter substantially in the form of this letter.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall automatically terminate upon the earliest of:  (i) June 14, 2013, if the Public Offering shall not have occurred on or before that date, (ii) the date that the Company advises Morgan Stanley and Citigroup, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, and (iii) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Shares to the Underwriters.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

____________, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by PBF Energy Inc. (the “Company”) of [      ] shares of common stock, [$0.01] par value (the “Common Stock”), of the Company and the lock-up letter dated [                ], 20[    ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and Citigroup hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective _____, 20__; This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto

By:
Name:
Title:

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:  Company

B-1